Exhibit 99.1

GSI TECHNOLOGY, INC.

NOTICE OF GRANT OF STOCK OPTION

(For U.S. Participant)

The Participant has been granted an option (the “Option”) to purchase certain shares of Stock of GSI Technology, Inc. pursuant to the GSI Technology, Inc. 2007 Equity Incentive Plan (the “Plan”), as follows:

Participant:	Employee ID:

Date of Grant:	May 29, 2007

Number of Option Shares:

Exercise Price Per Share:	$4.20

Vesting Commencement Date:

Option Expiration Date:	The tenth anniversary of the Date of Grant.

Tax Status of Option:	Nonstatutory Stock Option.

Vested Shares:

Except as provided in the Stock Option Agreement and provided the Participant’s Service has not terminated prior to the applicable date, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
	Prior to first anniversary of Vesting Commencement Date	0

	On first anniversary of Vesting Commencement Date (the “Initial Vesting Date”)	1/4

Plus

	On each subsequent anniversary of Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/4

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are made a part of this document.  The Participant acknowledges that copies of the Plan, the Stock Option Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Stock Option Agreement, and hereby accepts the Option subject to all of their terms and conditions.

GSI TECHNOLOGY, INC.		PARTICIPANT

By:
Signature
Its:
Date
Address:	2360 Owen Street
	Santa Clara, California 95054	Address

ATTACHMENTS:	2007 Equity Incentive Plan, as amended to the Date of Grant; Stock Option Agreement, Exercise Notice and Plan Prospectus